Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS

MARCH 2012 OPERATIONAL PERFORMANCE

CHICAGO, April 9, 2012 – United Continental Holdings, Inc. (NYSE: UAL) today reported March 2012 combined operational results for its United Airlines and Continental Airlines units.

UAL’s consolidated traffic (revenue passenger miles) in March 2012 increased 1.0 percent and consolidated capacity (available seat miles) decreased 1.1 percent versus March 2011. The company’s consolidated load factor in March 2012 increased 1.7 points compared to March 2011.

The company’s March 2012 consolidated passenger revenue per available seat mile (PRASM) increased an estimated 4.0 to 5.0 percent as compared to March 2011.

About United

United Airlines and United Express operate an average of 5,656 flights a day to 376 airports on six continents from our hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark, San Francisco, Tokyo and Washington, D.C. In 2011, United carried more traffic than any other airline in the world, and operated more than two million flights carrying 142 million passengers. United is upgrading its cabins with more flat-bed seats in first and business class and more extra-legroom economy-class seating than any other airline in North America. United operates nearly 700 mainline aircraft and has orders for more than 125 new aircraft deliveries from 2012 through 2019, including 50 Boeing 787 Dreamliners and 25 Airbus A350XWBs. United was rated the world’s most admired airline on FORTUNE magazine’s 2012 airline-industry list of the World’s Most Admired Companies. Readers of Global Traveler magazine have voted United’s MileagePlus program the best frequent flyer program for eight consecutive years. United is a founding member of Star Alliance, which provides service to 189 countries via 26 member airlines. More than 85,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com or follow United on Twitter and Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

- tables attached -

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UAL REPORTS MARCH 2012 OPERATIONAL PERFORMANCE/Page 2

Preliminary Operational Results

	March				Year-to-Date
	2012	2011	Change		2012	2011	Change
REVENUE PASSENGER MILES (000)
Domestic	7,986,059	8,176,096	(2.3)%		21,189,011	21,582,691	(1.8)%

International	7,366,963	7,029,572	4.8%		20,002,617	19,682,782	1.6%
Atlantic	3,080,086	3,038,068	1.4%		8,086,373	8,078,136	0.1%
Pacific	2,654,355	2,458,957	7.9%		7,459,105	7,339,341	1.6%
Latin	1,632,522	1,532,547	6.5%		4,457,139	4,265,305	4.5%

Mainline	15,353,022	15,205,668	1.0%		41,191,628	41,265,473	(0.2)%
Regional	2,203,301	2,174,562	1.3%		5,915,641	5,698,238	3.8%
Consolidated	17,556,323	17,380,230	1.0%		47,107,269	46,963,711	0.3%

AVAILABLE SEAT MILES (000)
Domestic	9,395,503	9,753,451	(3.7)%		25,778,347	26,568,086	(3.0)%

International	9,360,606	9,140,682	2.4%		26,690,219	25,809,308	3.4%
Atlantic	3,928,736	4,090,302	(3.9)%		11,397,904	11,303,908	0.8%
Pacific	3,353,088	3,114,212	7.7%		9,572,465	9,024,222	6.1%
Latin	2,078,782	1,936,168	7.4%		5,719,850	5,481,178	4.4%

Mainline	18,756,109	18,894,133	(0.7)%		52,468,566	52,377,394	0.2%
Regional	2,783,215	2,879,521	(3.3)%		7,875,555	7,795,063	1.0%
Consolidated	21,539,324	21,773,654	(1.1)%		60,344,121	60,172,457	0.3%

PASSENGER LOAD FACTOR
Domestic	85.0%	83.8%	1.2	pts	82.2%	81.2%	1.0	pt

International	78.7%	76.9%	1.8	pts	74.9%	76.3%	(1.4	)pts
Atlantic	78.4%	74.3%	4.1	pts	70.9%	71.5%	(0.6	)pts
Pacific	79.2%	79.0%	0.2	pts	77.9%	81.3%	(3.4	)pts
Latin	78.5%	79.2%	(0.7	)pts	77.9%	77.8%	0.1	pts

Mainline	81.9%	80.5%	1.4	pts	78.5%	78.8%	(0.3	)pts
Regional	79.2%	75.5%	3.7	pts	75.1%	73.1%	2.0	pts
Consolidated	81.5%	79.8%	1.7	pts	78.1%	78.0%	0.1	pts

ONBOARD PASSENGERS (000)
Mainline	8,192	8,373	(2.2)%		21,909	22,420	(2.3)%
Regional	3,966	3,883	2.1%		10,618	10,169	4.4%
Consolidated	12,158	12,256	(0.8)%		32,527	32,589	(0.2)%

CARGO REVENUE TON MILES (000)
Total	237,035	251,296	(5.7)%		631,870	686,441	(7.9)%

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UAL REPORTS MARCH 2012 OPERATIONAL PERFORMANCE/Page 3

Preliminary Financial Results

February 2012 year-over-year consolidated PRASM change	1.8%
February 2012 year-over-year mainline PRASM change	0.1%
March 2012 estimated year-over-year consolidated PRASM change	4.0 – 5.0%
March 2012 estimated year-over-year mainline PRASM change	4.0 – 5.0%
March 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.45	Dollars
First Quarter 2012 estimated consolidated average price per gallon of fuel, including fuel taxes	3.34	Dollars

Preliminary Operational Results

	2012	2011[3]	Change
March On-Time Performance[1]	77.4%	81.2%	(3.8	) pts
March Completion Factor[2]	99.4%	99.4%	0.0	pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline completion percentage.
[3]

In order to provide a meaningful year-over-year comparison, 2011 operational results are combined on a weighted departure basis for the Company’s two operating subsidiaries, United and Continental. On a standalone basis, United’s March 2011 on-time performance and completion factor was 84.0% and 99.2%, respectively, and Continental’s March 2011 on-time performance and completion factor was 77.6% and 99.7%, respectively.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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